THE CHINA FUND, INC. (CHN)
IN BRIEF

Net asset value per share	US $50.78
Market price	US $43.83
Premium/(discount)		(13.69%)
Fund size	US$	740.2	m
Source: State Street Corporation

At 31 July 2007	US$ returns

	China Fund NAV	MSCI Golden Dragon*
	%	%
One month	9.6	7.0
Year to date	56.5	21.3
One year	93.7	55.2
Three years %pa	42.5	30.8
Past performance is not a guide to future returns.

Source: State Street Corporation. NAV-NAV performance.

*Source for index data: MSCI.
MANAGER’S COMMENTARY
Martin Currie acts as portfolio manager of The China Fund, Inc. (“Fund”). This commentary is the opinion of Martin Currie Inc.
Chinese stockmarkets were generally buoyant in July, until US collateralised debt obligation (CDO) — related worries prompted a bout of profit-taking at the month-end. The A-share market was the exception, waiting until government credit-tightening measures were out of the way before climbing to a new high on the last day of the month. Interim results are driving this rebound in the domestic market; for the 162 companies reporting before the end of July, the average earnings growth was +72% (+52% if all investment income is excluded). After the 27 basis-point rise in interest rates and a cut in the tax on deposit interest from 20% to 5%, real interest rates still remain firmly negative for the poor Chinese saver; the return on a one-year renminbi deposit after tax is under 3.2%, compared with the consumer price index (CPI) for July of +4.4%. This official statistic does not, of course, take direct account of rising property and wage costs; the Ministry of Finance recently announced that the average annual salary is now 10,990 renminbi (US$1,450), +18.5% year on year. The official CPI, which has been driven by rising food prices, is likely to decline with the autumn harvest and the effect of relentless renminbi appreciation on import costs.
The rising renminbi has not yet had any noticeable effect in slowing growth; gross domestic product (GDP) in the second quarter grew at 11.9%, the fastest rate since 1995. The rise in foreign exchange reserves to US$1.33 trillion implies a second-quarter balance-of-payments surplus of US$131 billion, up 98% year on year. Exporters rushed to ship goods before 1 July, when the value added tax (VAT) report on a host of export items was reduced or abolished. The government even imposed a tax on exports of aluminium bars — anything to avoid the currency appreciating more rapidly. The latest tactic of employing foreign exchange reserves — the US$200-billion China Investment Corporation, which recently took stakes in Barclays and BG - seems more likely to heighten trade tensions than calm them.
We believe the most interesting Chinese stockmarket is now Taiwan. After years of underperformance caused by political mismanagement, the market is cheap. We expect this to change with the dual elections in 2008 (Legislative Yuan in January, president in March). Both candidates are talking progressively about dealings with mainland China and a reduction in restrictions, a development which is likely to prompt a wave of Taiwanese capital to return to Taiwan. Another laudable development is that the forthcoming elections will halve the number of legislators, a development that might usefully be copied by a number of older democracies. The vacancy rate in Taipei’s commercial property is now down to 7.5%, the lowest since 2001, and rents are rising. Private equity deals are multiplying, especially in the banking sector. Volumes in the stockmarket are picking up and the 22% jump in long margin during July is the sign of a nascent recovery in domestic sentiment.
INVESTMENT STRATEGY
The fund is 97% invested and holds positions in 63 companies.
In Taiwan we have increased the beta of the portfolio, selling the steady but dull Chunghwa Telecom in favour of three companies with expanding businesses on the mainland: Uni-President, China Metal and Familymart. In the A-share market, we adjusted the portfolio in the opposite direction as we sold the high-flying Baoding Tianwei, following the Nasdaq initial public offering (IPO) of its solar-power subsidiary Yingli, and buying Shanghai Tunnel Engineering instead. July’s hot IPO, in which we took a short-term stake, was the tissue manufacturer Vinda.
Chris Ruffle, Martin Currie Inc*

*     Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to the range of China investment products managed by Martin Currie. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of Martin Currie’s China investment products.
      HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.

31 JULY 2007
FUND DETAILS

Market cap	US$638.9m
Shares outstanding	14,575,961
Exchange listed	NYSE
Listing date	July 10, 1992
Investment adviser	Martin Currie Inc
Source: State Street Corporation.
ASSET ALLOCATION
SECTOR ALLOCATION

	The China	MSCI Golden
	Fund, Inc	Dragon
Industrials	23.5%	9.9%
Financials	16.8%	31.9%
Consumer discretionary	14.2%	5.5%
Energy	12.9%	8.3%
Healthcare	8.8%	—
Information technology	6.8%	24.1%
Consumer staples	6.4%	1.3%
Materials	4.1%	7.2%
Utilities	3.5%	3.8%
Telecommunications	—	7.9%
Other assets & liabilities	3.0%	—
Total	100.0%	100.0%
Source: State Street Corporation. Source for index data: MSCI

PERFORMANCE	(US$ RETURNS)

	NAV	Market price
	%	%
One month	9.6	14.6
Year to date	56.5	28.2
Three years %pa	42.5	31.1
Past performance is not a guide to future returns.

Source: State Street Corporation
DIRECT INVESTMENTS (0.4%)

Sino-Twinwood	Information technology	0.4%
teco Optronics	Information technology	—
15 LARGEST LISTED INVESTMENTS (41.9%)

China Merchants Bank	Financials	4.4%
Shanghai International Airport	Industrials	3.9%
Xinjiang Tebian Electric	Industrials	3.7%
Finance Street	Financials	3.4%
Shanghai Zhenhua Port Machinery	Industrials	2.9%
Daqin Railway	Industrials	2.8%
Chaoda Modern Agriculture	Consumer staples	2.7%
China Oilfield Services	Industrials	2.5%
Synnex Technology	Retail	2.4%
Golden Meditech	Healthcare	2.4%
Fuh-Hwa Financial	Financials	2.3%
Far East Energy	Energy	2.2%
Far Eastern Department Stores	Consumer discretionary	2.2%
China Yangtze Power	Utilities	2.1%
Cathay Financial	Financials	2.0%
Source: State Street Corporation

FUND PERFORMANCE (BASED ON NET ASSET VALUE)	(US$ RETURNS)

	One	Three	Calendar	One	Three	Five	Since
	month	months	year to date	year	years	years	launch
	%	%	%	%	% pa	% pa	% pa
The China Fund, Inc.	9.6	26.7	56.5	93.7	42.5	36.7	13.7
MSCI Golden Dragon	7.0	21.3	21.3	55.2	30.8	23.0	n/a
Hang Seng Chinese Enterprise	11.2	33.1	28.4	94.3	45.4	45.4	n/a
Shanghai Stock Exchange 180	18.7	25.5	112.7	250.8	61.7	28.2	n/a
Past performance is not a guide to future returns.
Source: State Street Corporation. Launch date 10 July 1992. Three year, five year and since launch returns are all annualised.
Source for index data: MSCI for the MSCI Golden Dragon and Copyright 2007 Bloomberg LP for the Hang Seng Chinese Enterprise and the Shanghai Stock Exchange 180. For a full description of each index please see the index descriptions section.

PERFORMANCE IN PERSPECTIVE
Past performance is not a guide to future returns.

Source: Martin Currie Inc as at 31 July 2007.
THE CHINA FUND INC. PREMIUM/DISCOUNT
Past performance is not a guide to future returns.

Source: Martin Currie Inc as at 31 July 2007.
10 YEAR DIVIDEND HISTORY CHART

Total	0.50	0.08	0.11	0.00	0.13	0.21	1.78	3.58	2.51	4.01
Income	0.50	0.08	0.11	0.00	0.13	0.06	0.07	0.20	0.22	0.30
Long-term capital	0.00	0.00	0.00	0.00	0.00	0.00	0.67	3.27	2.29	2.73
Short-term capital	0.00	0.00	0.00	0.00	0.00	0.15	1.04	0.11	0.00	0.98
Past performance is not a guide to future returns.

Source: State Street Corporation.

31 JULY 2007

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Hong Kong						20.1%
Chaoda Modern Agriculture	682 HK		HK$5.9	26,407,900	19,907,190	2.7%
Golden Meditech	8180 HK		HK$4.0	35,040,000	17,818,505	2.4%
Xinao Gas	2688 HK		HK$11.1	9,286,000	13,169,696	1.8%
China Travel International	0308 HK		HK$5.3	18,148,000	12,242,970	1.7%
Huabao International	336 HK		HK$7.5	12,790,000	12,190,835	1.6%
Tianjin Development	0882 HK		HK$9.3	8,440,000	10,007,245	1.4%
TPV Technology	903 HK		HK$6.1	12,728,000	9,838,743	1.3%
Parkson Retail	3368 HK		HK$59.0	1,111,500	8,378,872	1.1%
China Shineway Pharmaceutical	2877 HK		HK$5.7	11,184,000	8,073,646	1.1%
Natural Beauty Bio-Technology	157 HK		HK$1.8	32,780,000	7,371,327	1.0%
Ports Design	589 HK		HK$18.8	2,678,500	6,447,579	0.9%
Shangri-La Asia	0069 HK		HK$18.6	2,678,000	6,364,255	0.9%
Fountain Set	420 HK		HK$3.3	13,026,000	5,492,235	0.7%
Yorkey Optical International	2788 HK		HK$2.9	13,858,000	5,099,377	0.7%
China Rare Earth	769 HK		HK$2.4	15,254,000	4,697,047	0.6%
Chinasoft International	8216 HK		HK$1.9	4,000,000	971,041	0.1%
Ocean Grand Chemicals	2882 HK		HK$0.3	17,379,000	688,352	0.1%
Arcontech	8097 HK		—	18,386,000	—	—

China						1.9%
Shanghai Lujiazui Finance	900932 SHA	US$	2.5	5,804,366	14,336,784	1.9%

Singapore						3.6%
Yangzijiang Shipbuilding	YZJ SP		SG$2.0	5,347,000	6,878,418	0.9%
CDW	CDW SP		SG$0.2	60,000,000	6,728,898	0.9%
Bio-Treat Technology	BIOT SP		SG$1.0	10,615,000	6,722,565	0.9%
Hsu Fu Chi International	HFCI SP		SG$1.2	8,409,000	6,490,437	0.9%

Hong Kong ‘H’ shares						9.8%
China Oilfield Services	2883 HK		HK$11.5	12,650,000	18,587,135	2.5%
China Shenhua Energy	1088 HK		HK$31.5	3,435,000	13,824,880	1.9%
China Petroleum & Chemical	386 HK		HK$8.3	11,696,000	12,343,590	1.7%
Zhejiang Expressway	576 HK		HK$9.0	10,304,000	11,835,582	1.6%
BYD	1211 HK		HK$56.8	1,368,500	9,931,555	1.3%
Anhui Expressway	995 HK		HK$7.0	6,780,000	6,098,548	0.8%

Taiwan						28.1%
Synnex Technology	2347 TT		NT$69.5	8,481,000	17,965,482	2.4%
Fuh-Hwa Financial	2885 TT		NT$21.6	26,413,545	17,349,261	2.3%
Far Eastern Department Stores	2903 TT		NT$31.2	16,952,000	16,120,650	2.2%
Cathay Financial	2882 TT		NT$86.2	5,708,370	14,997,759	2.0%
Powertech Technology	6239 TT		NT155.0	3,114,000	14,711,512	2.0%
Uni-President Enterprises	1216 TT		NT$35.5	13,337,000	14,410,578	2.0%
Formosa Petrochemical	6505 TT		NT$91.2	5,085,000	14,134,902	1.9%
Tripod Technology	3044 TT		NT144.5	2,974,083	13,098,692	1.8%
Merry Electronics	2439 TT		NT116.0	3,584,340	12,672,847	1.7%
China Metal Products	1532 TT		NT$63.0	5,243,123	10,067,870	1.4%
Fubon Financial	2881 TT		NT$30.5	10,387,000	9,655,994	1.3%
Asia Optical	3019 TT		NT144.5	1,936,153	8,527,359	1.1%
China Synthetic Rubber	2104 TT		NT$48.6	5,294,000	7,833,939	1.1%
Lien Hwa Industrial	1229 TT		NT$20.0	10,732,616	6,542,483	0.9%
Data Systems Consulting	2447 TT		NT$45.7	4,566,813	6,354,202	0.9%
Wah Lee Industrial	3010 TT		NT$70.6	2,838,856	6,108,788	0.8%
Taiwan Secom	9917 TT		NT$51.6	3,837,000	6,034,600	0.8%
Taiwan FamilyMart	5903 TT		NT$54.3	3,487,895	5,772,584	0.8%
Yieh United Steel	9957 TT		NT$19.2	9,483,000	5,535,050	0.7%

Unitied Kingdom						1.5%
China Medical System Holdings	CMSH LN		£1.5	3,623,188	10,808,351	1.5%

United States						5.2%
Far East Energy	FEEC US	US$	1.5	11,111,111	16,444,444	2.2%
Mindray Medical International	MR US	US$	31.0	367,000	11,377,000	1.6%
China Medical Technologies	CMED US	US$	32.7	271,500	8,883,480	1.2%
Chindex International	CHDX US	US$	21.6	69,987	1,513,119	0.2%

Equity linked securities (‘A’ shares)						26.4%
China Merchant Bank		US$	3.9	8,254,855	32,482,854	4.4%
Shanghai International Airport		US$	5.4	5,662,300	29,024,950	3.9%
Xinjiang Tebian Electric		US$	5.9	4,676,642	27,737,164	3.7%

Sector	Company (BBG ticker)	Price		Holding	Value $	% of portfolio
Finance Street		US$	4.7	5,439,953	24,914,985	3.4%
Shanghai Zhenhua Port Machinery		US$	2.9	7,454,352	21,744,345	2.9%
Daqin Railway		US$	2.1	9,710,000	20,556,070	2.8%
China Yangtze Power		US$	2.4	6,441,077	15,194,501	2.1%
Qinghai Salt Lake Potash		US$	5.3	1,725,209	9,217,792	1.3%
Baoding Tianwei Baobian Electric		US$	4.7	1,947,486	9,072,811	1.2%
Shanghai Tunnel Engineering		US$	1.9	3,441,747	5,369,125	0.7%

Direct						0.4%
Sino-Twinwood		US$	6.1	500,000	3,050,000	0.4%
teco Optronics			—	1,861,710	—	—

Other assets & liabilities					22,379,743	3.0%
INDEX DESCRIPTIONS
MSCI Golden Dragon Index
The MSCI Golden Dragon is a free float-adjusted market capitalisation index that is designed to measure equity market performance in the China region. As of May 2005 the MSCI Golden Dragon Index consisted of the following country indices: China, Hong Kong and Taiwan.
Hang Seng China Enterprise Index
The Hang Seng China Enterprise Index is a capitalisation-weighted index comprised of state-owned Chinese companies (H-shares) listed on the Hong Kong Stock Exchange and included in HSMLCI index.
Shanghai Stock Exchange 180 Index
The Shanghai Stock Exchange 180 ‘A’ Share Index is a capitalisation-weighted index. The index tracks the daily price performance of the 180 most representative ‘A’ share stocks listed on the Shanghai Stock Exchange.
OBJECTIVE
The investment objective of the Fund is to achieve long term capital appreciation through investment in companies and other entities with significant assets, investments, production activities, trading or other business interests in China or which derive a significant part of their revenue from China.
The Board of Directors of the Fund has adopted an operating policy of the Fund, effective 30 June 2001, that the Fund will invest at least 80% of its assets in China companies. For this purpose, “China companies” are (i) companies for which the principal securities trading market is in China; (ii) companies for which the principal securities trading market is outside of China or in companies organised outside of China, that in both cases derive at least 50% of their revenues from goods or services sold or produced, or have a least 50% of their assets in China; or (iii) companies organised in China. Under the policy, China will mean the People’s Republic of China, including Hong Kong, and Taiwan. The Fund will provide its stockholders with at least 60 days’ prior notice of any change to the policy described above.
The fundamental policy, which applies to not less than 65% of the Fund’s assets as set out in the Fund’s prospectus dated 27 June 2005, remains in place. The fundamental policy is the same as the operating policy set out above, except that China only includes the People’s Republic of China and Hong Kong.
The Fund is subject to the Investment Company Act of 1940 which limits the means in which it can access the ‘A’ share market. The Fund will continue to seek the most efficient way in which to increase its ‘A’ share exposure ensuring ongoing compliance with its legal and regulatory obligations.
CONTACTS
The China Fund, Inc.
c/o State Street Bank and Trust Company
2 Avenue de Lafayette, 6th Floor
PO Box 5049
Boston, MA 02206-5049
Tel: (1) 888 CHN-CALL (246 2255)
www.chinafundinc.com

Important information: This document is issued and approved by Martin Currie Inc (MC Inc), as investment adviser of the China Fund Inc (the Fund). MC Inc is authorised and regulated by the Financial Services Authority (FSA) and incorporated under limited liability in New York, USA. Registered in Scotland (No BR2575), registered address Saltire Court, 20 Castle Terrace, Edinburgh, EH1 2ES. Information herein is believed to be reliable but has not been verified by MC Inc. MC Inc makes no representation or warranty and does not accept any responsibility in relation to such information or for opinion or conclusion which the reader may draw from the newsletter.
Martin Currie Ltd and Heartland Capital Management Ltd (HCML) have established MC China Ltd (MCCL), as a joint venture company, to provide investment management or investment advisory services to our China product. MCCL has appointed Martin Currie Investment Management Ltd (MCIM), or its affiliates, as investment manager of our China funds. HMCL has seconded both Chris Ruffle and Shifeng Ke to MCIM or its affiliates on a full time basis with the same roles and responsibilities as if they were full time employees.
The Fund is classified as a ‘non-diversified’ investment company under the US Investment Company Act of 1940. It meets the criteria of a closed ended US mutual fund and its shares are listed on the New York Stock Exchange. MC Inc has been appointed investment adviser to the Fund.
Investors are advised that they will not generally benefit from the rules and regulations of the United Kingdom Financial Services and Markets Act 2000 and the FSA for the protection of investors, nor benefit from the United Kingdom Financial Services Compensation Scheme, nor have access to the Financial Services Ombudsman in the event of a dispute. Investors will also have no rights of cancellation under the FSA’s Conduct of Business Sourcebook of the United Kingdom.
This newsletter does not constitute an offer of shares. MC Inc, its ultimate and intermediate holding companies, subsidiaries, affiliates, clients, directors or staff may, at any time, have a position in the market referred to herein, and may buy or sell securities, currencies, or any other financial instruments in such markets. The information or opinion expressed in this newsletter should not be construed to be a recommendation to buy or sell the securities, commodities, currencies or financial instruments referred to herein.
The information provided in this report should not be considered a recommendation to purchase or sell any particular security. There is no assurance that any securities discussed herein will remain in an account’s portfolio at the time you receive this report or that securities sold have not been repurchased.
It should not be assumed that any of the securities transactions or holdings discussed here were or will prove to be profitable, or that the investment recommendations or decisions we make in the future will be profitable or will equal the investment performance of the securities discussed herein.
Investing in the Fund involves certain considerations in addition to the risks normally associated with making investments in securities. The value of the shares issued by the Fund, and the income from them, may go down as well as up and there can be no assurance that upon sale, or otherwise, investors will receive back the amount originally invested. There can be no assurance that you will receive comparable performance returns, or that investments will reflect the performance of the stock examples contained in this document. Movements in foreign exchange rates may have a separate effect, unfavorable as well as favorable, on the gain or loss otherwise experienced on an investment. Past performance is not a guide to future returns. Accordingly, the Fund is only suitable for investment by investors who are able and willing to withstand the total loss of their investment. In particular, prospective investors should consider the following risks:
è	The companies quoted on Greater Chinese stock exchanges are exposed to the risks of political, social and religious instability, expropriation of assets or nationalisation, rapid rates of inflation, high interest rates, currency depreciation and fluctuations and changes in taxation, which may affect income and the value of investments.

è	At present, the securities market and the regulatory framework for the securities industry in China is at an early stage of development. The CSRC is responsible for supervising the national securities markets and producing relevant regulations. The Investment Regulations, under which the Fund invests in the People’s Republic of China (‘PRC’) and which regulate repatriation and currency conversion, are new. The Investment Regulations give CSRC and SAFE wide discretions and there is no precedent or certainty as to how these discretions might be exercised, either now or in the future. The Fund may, from time to time, obtain access to the securities markets in China via Access Products. Such products carry additional risk and may be less liquid than the underlying securities which they represent.

è	During the past 15 years, the PRC government has been reforming the economic and political systems of the PRC, and these reforms are expected to continue, as evidenced by the recently announced changes. The fund’s operations and financial results could be adversely affected by adjustments in the PRC’s state plans, political, economic and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.

è	PRC’s disclosure and regulatory standards are in many respects less stringent than standards in certain OECD countries, and there may be less publicly available or less reliable information about PRC companies than is regularly published by or about companies from OECD countries.

è	The Shanghai Stock Exchange and Shenzhen Stock Exchange have lower trading volumes than most OECD exchanges and the market capitalisations of listed companies are small compared to those on more developed exchanges in developed markets. The listed equity securities of many companies in the PRC are accordingly materially less liquid, subject to greater dealing spreads and experience materially greater volatility than those of OECD countries. These factors could negatively affect the Fund’s NAV.

è	The Fund invests primarily in securities denominated in other currencies but its NAV will be quoted in US dollars. Accordingly, a change in the value of such securities against US dollars will result in a corresponding change in the US dollar NAV.

è	The marketability of quoted shares may be limited due to foreign investment restrictions, wide dealing spreads, exchange controls, foreign ownership restrictions, the restricted opening of stock exchanges and a narrow range of investors. Trading volume may be lower than on more developed stockmarkets, and equities are less liquid. Volatility of prices can also be greater than in more developed stockmarkets. The infrastructure for clearing, settlement and registration on the primary and secondary markets may be underdeveloped. Under certain circumstances, there may be delays in settling transactions in some of the markets.

è	The value of the fund’s investment in any Quota will be affected by taxation levied against the relevant QFIIs or in respect of investments held in the relevant Quotas. The PRC taxation regime that will apply to QFIIs and investments made in or through QFII quotas is not clear. The Investment Regulations are new and do not currently expressly contemplate the treatment of QFIIs and investment made through QFII Quotas.

è	It should be noted that the position with regard to PRC taxation of the Company and its gains and profits remains unclear. Until such time as the PRC taxation position of the Company is clarified, the Company will process all subscription and redemption requests based upon provisional Net Asset Value calculations, determined without making any provision for PRC capital gains taxation, but with a provision for withholding tax of 10% on all dividend income received. The number of Ordinary shares allotted to any investor, and the final redemption price per share, will be recalculated upon the taxation position being clarified. The Company will require an indemnity in respect of such amount of any redemption proceeds as they consider prudent to allow for potential PRC taxation liabilities that may be included in the final Net Asset Value calculation.

In practice this means that, should any tax be payable retrospectively, the Company’s Net Asset Value will be adjusted to the extent that existing shareholders are liable. All shareholders will be required to sign an indemnity prior to being permitted to redeem all or part of their shareholding to protect the Company and the existing shareholders. Any change to the withholding tax rate which is applied to the Company on an retrospective basis will result in an adjustment of the Net Asset Value of the Company for the benefit of, or if charged at a higher rate than the existing provision, detriment of existing shareholders.
Although Martin Currie complies with the Global Investment Performance Standards (GIPS), the fund returns used in this document are calculated on the net asset value and therefore fall outside the scope of the GIPS standards.
Martin Currie Inc, registered in Scotland (no BR2575)
Registered office: Saltire Court, 20 Castle Terrace, Edinburgh EH11 2ES Tel: (44) 131 229 5252 Fax: (44) 131 222 2532 www.martincurrie.com/china
North American office: 1350 Avenue of the Americas, Suite 3010, New York, NY 10019, USA Tel: (1) 212 258 1900 Fax: (1) 212 258 1919
Authorised and registered by the Financial Services Authority and incorporated with limited liability in New York, USA. Please note: calls to the above numbers may be recorded.